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                                                                   EXHIBIT 10(a)

                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


                                November 20, 2001


Board of Directors
Canada Life Insurance Company of America
Canada Life of America Variable Annuity Account 1
330 University Avenue
Toronto, Canada M5G 1R8

Ladies and Gentlemen:

        We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File Nos. 333-66564; 811-5817) filed by Canada Life Insurance Company of America and Canada Life of America Variable Annuity Account 1 with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Very truly yours,

                                                 SUTHERLAND ASBILL & BRENNAN LLP


                                                 By: /s/ Mary Jane Wilson-Bilik
                                                     ---------------------------
                                                          Mary Jane Wilson-Bilik

cc:     Craig Edwards, Esq.